UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

GP STRATEGIES CORPORATION
(Exact name of registrant as specified in its charter)

1-7234
(Commission File Number)

Delaware	52-0845774
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

70 Corporate Center
11000 Broken Land Parkway, Suite 200
Columbia, MD 21044
(Address of principal executive offices, with zip code)

(443) 367-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 21, 2017, GP Strategies Corporation held its annual meeting of shareholders. At that meeting, the following matters were voted upon:

1.
Our stockholders elected the Directors listed below for terms continuing until the next annual meeting of stockholders and until their respective successors are elected and qualify. The results of the voting were as follows:

	Common Shares Cast:
	For	Against	Abstentions	Broker Non-Votes
Harvey P. Eisen	10,491,538	163,098	4,863	4,653,463
Marshall S. Geller	10,364,716	291,482	3,301	4,653,463
Scott N. Greenberg	10,586,860	69,331	3,308	4,653,463
Steven E. Koonin	10,509,288	62,239	87,972	4,653,463
Richard C. Pfenniger, Jr.	10,066,498	589,700	3,301	4,653,463
Samuel D. Robinson	8,959,998	1,611,522	87,979	4,653,463
A. Marvin Strait	10,510,857	147,810	832	4,653,463

2.
A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions
15,049,023	256,242	7,697

3.	A non-binding advisory proposal to approve the compensation of the Company’s named executive officers. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
10,401,729	251,087	6,683	4,653,463

4. A non-binding advisory proposal regarding the frequency of future shareholder advisory votes on the compensation of our named executive officers. The results of the voting were as follows:

1 Year	2 Years	3 Years	Abstentions
8,948,882	8,338	1,698,352	3,927

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: June 27, 2017	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, Secretary & General Counsel

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